EXHIBIT 8.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

September 18, 2007

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Plains Exploration & Production Company, a Delaware corporation (“Parent”), in connection with the preparation and filing of Registration Statement No. 333-145617 on Form S-4, as amended (the “Registration Statement”), filed by Parent with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger the (“Merger”) of Pogo Producing Company, a Delaware corporation (the “Company”), with and into PXP Acquisition LLC, a Delaware limited liability company wholly owned by Parent (“Merger Sub”), pursuant to the Agreement and Plan of Merger dated July 17, 2007 (the “Merger Agreement”) entered into by and among Parent, Merger Sub and the Company.

In arriving at the opinion expressed below, we have examined the Registration Statement, including the proxy statement/prospectus included therein and the documents incorporated by reference therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, Parent and Merger Sub.

Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, we are of the opinion that the description of the United States federal income tax consequences appearing under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the proxy statement/prospectus forming part of the Registration Statement, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters, accurately describes the material United States federal income tax consequences of the Merger under existing law to U.S. holders, as defined therein, of Pogo common stock.

Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement and the Registration Statement and the oral or written statements and representations of officers and other representatives of the Company, Parent and Merger Sub. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after such time as the Registration Statement is declared effective. In addition, our opinion is based on the assumption that the

Austin          Beijing          Dallas          Houston           London          Los Angeles          New York          The Woodlands          Washington, DC

Plains Exploration & Production Company

September 18, 2007

matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ ANDREWS KURTH LLP